UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2007

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KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2007, the Board of Directors (the "Board") of Knight Transportation, Inc., an Arizona corporation (the "Company"), approved the amendment and restatement of Section 5.2 of the Amended and Restated Bylaws of the Company (the "Sixth Amendment").  Specifically, the Sixth Amendment, which was adopted effective as of December 11, 2007, allows for a Direct Registration System whereby the issuance, recordation, and transfers of the Company's shares may be made by electronic or other means not involving the issuance of certificates and provides that shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that shares may be issued in uncertificated form.  The Board adopted the Sixth Amendment to comply with Section 501.00 of the New York Stock Exchange Listed Company Manual, which includes the requirement that securities listed on the New York Stock Exchange be eligible for direct registration by January 1, 2008. The Board also approved the Amendment and Restatement of the Bylaws of the Company so as to include the Sixth Amendment therein.

The description of the Sixth Amendment contained herein is qualified in its entirety by the complete text of the Sixth Amended and Restated Bylaws of Knight Transportation, Inc. attached to this Form 8-K as Exhibit 3 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION

	3	Sixth Amended and Restated Bylaws of Knight Transportation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: December 19, 2007	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

3	Sixth Amended and Restated Bylaws of Knight Transportation, Inc.